Exhibit 10.1

Commercial Contract

FLORIDA ASSOCIATION OF REALTORS®

1. PARTIES AND PROPERTY: Nano Sonic Products, Inc. (CTDH) or assigns ("Buyer") agrees to buy and ~~Damon and Danielle Stone~~ ("Seller") agrees to sell the property described as: Street Address: 14120 NW 126th Terrace Alachua, FL

Legal Description: COM SE COR NW1/4 OF NE1/4 W 40 FT N 1 DEG W 1332.93 FT TO N SEC LINE TO POB W 392.49 FT S 1 DEG E 222.67 FT E392.47 FT N 1 DEG W 221.33 FT TO POB OR 2280/2276

and the following Personal Property: None

(all collectively referred to as the "Property") on the terms and conditions set forth below.

2. PURCHASE PRICE:	$ 468,000.00
(a) Deposit held in escrow by Coldwell Banker M. M. Parrish Escrow ("Escrow Agent") (checks are subject to actual and final collection)	$ 10,000.00
Escrow Agent's address: 3870 NW 83rd St. Gainesville Phone: 352-373-3583	
(b) Additional deposit to be made to Escrow Agent within _____ days after Effective Date	$
(c) Additional deposit to be made to Escrow Agent within _____ days after Effective Date	$
(d) Total financing (see Paragraph 5)	$ 440,000.00
(e) Other Seller financing, See sec. 22 and H of addendum	$
(f) All deposits will be credited to the purchase price at closing. Balance to close, subject to adjustments and prorations, to be paid with locally drawn cashier's or official bank check(s) or wire transfer.	$ 18,000.00

3. TIME FOR ACCEPTANCE; EFFECTIVE DATE; COMPUTATION OF TIME: Unless this offer is signed by Seller and Buyer and an executed copy delivered to all parties on or before August 11, 2010, this offer will be withdrawn and the Buyer's deposit, if any, will be returned. The time for acceptance of any counter offer will be 3 days from the date the counter offer is delivered. **The "Effective Date" of this Contract is the date on which the last one of the Seller and Buyer has signed or initialed and delivered this offer or the final counter offer.** Calendar days will be used when computing time periods, except time periods of 5 days or less. Time periods of 5 days or less will be computed without including Saturday, Sunday, or national legal holidays. Any time period ending on a Saturday, Sunday, or national legal holiday will extend until 5:00 p.m. of the next business day. **Time is of the essence in this Contract.**

4. CLOSING DATE AND LOCATION:

(a) Closing Date: This transaction will be closed on 9/17/10 or before (Closing Date), unless specifically extended by other provisions of this Contract. The Closing Date will prevail over all other time periods including, but not limited to, Financing and Due Diligence periods. In the event insurance underwriting is suspended on Closing Date and Buyer is unable to obtain property insurance, Buyer may postpone closing up to 5 days after the insurance underwriting suspension is lifted.

(b) Location: Closing will take place in Alachua County, Florida. (If left blank, closing will take place in the county where the Property is located.) Closing may be conducted by mail or electronic means.

Buyer (LL) (___) and Seller (DS) (DS) acknowledge receipt of a copy of this page, which is Page 1 of 7 Pages.

CC-3 Rev. 10/09 © 2009 Florida Association of REALTORS® All Rights Reserved

5. THIRD PARTY FINANCING:

~~**BUYER'S OBLIGATION:** Within _____ days (5 days if left blank) after Effective Date, Buyer will apply for third party financing in an~~ amount not to exceed _____% of the purchase price or $ _________________, with a fixed interest rate not to exceed _____% per year or with an initial variable interest rate not to exceed _____%, with points or commitment or loan fees not to exceed _____% of the principal amount, for a term of _____ years, and amortized over _____ years, with additional terms as follows: **Seller financing with no pre-payment penalty**.
~~Buyer will timely provide any and all credit, employment, financial and other information reasonably required by any lender.~~ **Buyer** will use good faith and reasonable diligence to (i) obtain Loan Approval within _____ days (45 days if left blank) from Effective Date (Loan Approval Date), (ii) satisfy terms and conditions of the Loan Approval, and (iii) close the loan. **Buyer** will keep **Seller** and Broker fully informed about loan application status and authorizes the mortgage broker and lender to disclose all such information to **Seller** and Broker. **Buyer** will notify **Seller** immediately upon obtaining financing or being rejected by a lender.
CANCELATION: If **Buyer**, after using good faith and reasonable diligence, fails to obtain Loan Approval by Loan Approval Date, **Buyer** may within _____ days (3 days if left blank) deliver written notice to **Seller** stating **Buyer** either waives this financing contingency or cancels this Contract. If **Buyer** does neither, then **Seller** may cancel this Contract by delivering written notice to **Buyer** at any time thereafter. Unless this financing contingency has been waived, this Contract shall remain subject to the satisfaction, by closing, of those conditions of Loan Approval related to the Property.
DEPOSIT(S) (for purposes of Paragraph 5 only): If **Buyer** has used good faith and reasonable diligence but does not obtain Loan Approval by Loan Approval Date and thereafter either party elects to cancel this Contract as set forth above or the lender fails or refuses to close on or before the Closing Date without fault on **Buyer's** part, the Deposit(s) shall be returned to **Buyer**, whereupon both parties will be released from all further obligations under this Contract, except for obligations stated herein as surviving the termination of this Contract. If neither party elects to terminate this Contract as set forth above or **Buyer** fails to use good faith or ~~reasonable diligence as set forth above, **Seller** will be entitled to retain the Deposit(s) if the transaction does not close.~~

6. TITLE: **Seller** has the legal capacity to and will convey marketable title to the Property by ☒ statutory warranty deed ☐ other _________________________, free of liens, easements and encumbrances of record or known to **Seller**, but subject to property taxes for the year of closing; covenants, restrictions and public utility easements of record; existing zoning and governmental regulations; and (list any other matters to which title will be subject) _________________________
_________________________;
provided there exists at closing no violation of the foregoing and none of them prevents **Buyer's** intended use of the Property as **Light Manufacturing facility for the production and distribution of Cyclodextrin-based research** BIOCHEMICALS, NUTRITIONAL INGREDIENTS AND PHARMACEUTICAL API'S.

(a) **Evidence of Title:** The party who pays the premium for the title insurance policy will select the closing agent and pay for the title search and closing services. **Seller** will, at (check one) ☒ **Seller's** ☐ **Buyer's** expense and within _____ days ☐ after Effective Date ☐ or at least __5__ days before Closing Date deliver to **Buyer** (check one)
☒ (i.) a title insurance commitment by a Florida licensed title insurer and, upon **Buyer** recording the deed, an owner's policy in the amount of the purchase price for fee simple title subject only to exceptions stated above. ~~If **Buyer** is paying for the evidence of title and **Seller** has an owner's policy, **Seller** will deliver a copy to **Buyer** within 15 days after Effective Date.~~
~~☐ (ii.) an abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an existing firm. However, if such an abstract is not available to **Seller**, then a prior owner's title policy acceptable to the proposed insurer as a base for reissuance of coverage may be used. The prior policy will include copies of all policy exceptions and an update in a format acceptable to **Buyer** from the policy effective date and certified to **Buyer** or **Buyer's** closing agent together with copies of all documents recited in the prior policy and in the update. If such an abstract or prior policy is not available to **Seller** then (i.) above will be the evidence of title.~~

(b) **Title Examination:** **Buyer** will, within THE DUE DILIGENCE PERIOD ~~15 days from receipt of the evidence of title~~ deliver written notice to **Seller** of title defects. Title will be deemed acceptable to **Buyer** if (1) **Buyer** fails to deliver proper notice of defects or (2) **Buyer** delivers proper written notice and **Seller** cures the defects within __30__ days from receipt of the notice ("Curative Period"). If the defects are cured within the Curative Period, closing will occur within 10 days from receipt by **Buyer** of notice of such curing. **Seller** may elect not to cure defects if **Seller** reasonably believes any defect cannot be cured within the Curative Period. If the defects are not cured within the Curative Period, **Buyer** will have 10 days from receipt of notice of **Seller's** inability to cure the defects to elect whether to terminate this Contract or accept title subject to existing defects and close the transaction without reduction in purchase price.

(c) **Survey:** (check applicable provisions below)
☒ **Seller** will, within __5__ days from Effective Date, deliver to **Buyer** copies of prior surveys, plans, specifications, and engineering documents, if any, and the following documents relevant to this transaction: **Prior Phase 1 Environmental Report, and all warranties and service agreements** _______________, prepared for **Seller** or in **Seller's**

Buyer (____) (____) and **Seller** (____) (____) acknowledge receipt of a copy of this page, which is Page 2 of 7 Pages.
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possession, which show all currently existing structures. In the event this transaction does not close, all documents provided by Seller will be returned to Seller within 10 days from the date this Contract is terminated.

☒ Buyer will, at ☐ Seller's ☒ Buyer's expense and within the time period allowed to deliver and examine title evidence, obtain a current certified survey of the Property from a registered surveyor. If the survey reveals encroachments on the Property or that the improvements encroach on the lands of another, ☐ Buyer will accept the Property with existing encroachments ☒ such encroachments will constitute a title defect to be cured within the Curative Period.

(d) Ingress and Egress: Seller warrants that the Property presently has ingress and egress FROM PUBLIC ROADWAYS AND ALL UTILITIES REQUIRED FOR OPERATION OF THE PROPERTY ARE IN PLACE.

7. PROPERTY CONDITION: Seller will deliver the Property to Buyer at the time agreed in its present "as is" condition, ordinary wear and tear excepted, and will maintain the landscaping and grounds in a comparable condition. Seller makes no warranties other than marketability of title. By accepting the Property "as is," Buyer waives all claims against Seller for any defects in the Property. (Check **(a)** or **(b)**)

☐ **(a) As Is:** Buyer has inspected the Property or waives any right to inspect and accepts the Property in its "as is" condition.

☒ **(b) Due Diligence Period:** Buyer will, at Buyer's expense and within 30 days from Effective Date ("Due Diligence Period"), determine whether the Property is suitable, in Buyer's sole and absolute discretion, for Buyer's intended use and development of the Property as specified in Paragraph 6. During the Due Diligence Period, Buyer may conduct any tests, analyses, surveys and investigations ("Inspections") which Buyer deems necessary to determine to Buyer's satisfaction the Property's engineering, architectural, environmental properties; zoning and zoning restrictions; flood zone designation and restrictions; subdivision regulations; soil and grade; availability of access to public roads, water, and other utilities; consistency with local, state and regional growth management and comprehensive land use plans; availability of permits, government approvals and licenses; compliance with American with Disabilities Act; absence of asbestos, soil and ground water contamination; and other inspections that Buyer deems appropriate to determine the suitability of the Property for Buyer's intended use and development. Buyer will deliver written notice to Seller prior to the expiration of the Due Diligence Period of Buyer's determination of whether or not the Property is acceptable. Buyer's failure to comply with this notice requirement will constitute acceptance of the Property in its present "as is" condition. Seller grants to Buyer, its agents, contractors and assigns, the right to enter the Property at any time during the Due Diligence Period for the purpose of conducting Inspections; provided, however, that Buyer, its agents, contractors and assigns enter the Property and conduct Inspections at their own risk. Buyer will indemnify and hold Seller harmless from losses, damages, costs, claims and expenses of any nature, including attorneys' fees at all levels, and from liability to any person, arising from the conduct of any and all Inspections or any work authorized by Buyer. Buyer will not engage in any activity that could result in a mechanic's lien being filed against the Property without Seller's prior written consent. In the event this transaction does not close, (1) Buyer will repair all damages to the Property resulting from the Inspections and return the Property to the condition it was in prior to conduct of the Inspections, and (2) Buyer will, at Buyer's expense, release to Seller all reports and other work generated as a result of the Inspections. Should Buyer deliver timely notice that the Property is not acceptable, Seller agrees that Buyer's deposit will be immediately returned to Buyer and the Contract terminated.

(c) Walk-through Inspection: Buyer may, on the day prior to closing or any other time mutually agreeable to the parties, conduct a final "walk-through" inspection of the Property to determine compliance with this paragraph and to ensure that all Property is on the premises.

8. OPERATION OF PROPERTY DURING CONTRACT PERIOD: Seller will continue to operate the Property and any business conducted on the Property in the manner operated prior to Contract and will take no action that would adversely impact the Property, tenants, lenders or business, if any. Any changes, such as renting vacant space, that materially affect the Property or Buyer's intended use of the Property will be permitted ☒ only with Buyer's consent ☐ without Buyer's consent.

9. CLOSING PROCEDURE:

(a) Possession and Occupancy: Seller will deliver possession and occupancy of the Property to Buyer at closing. Seller will provide keys, remote controls, and any security/access codes necessary to operate all locks, mailboxes, and security systems.

(b) Costs: Buyer will pay buyer's attorneys' fees, taxes and recording fees on notes, mortgages and financing statements and recording fees for the deed. Seller will pay seller's attorneys' fees, taxes on the deed and recording fees for documents needed to cure title defects. If Seller is obligated to discharge any encumbrance at or prior to closing and fails to do so, Buyer may use purchase proceeds to satisfy the encumbrances.

(c) Documents: Seller will provide the deed; bill of sale; mechanic's lien affidavit; originals of those assignable service and maintenance contracts that will be assumed by Buyer after the Closing Date and letters to each service contractor from Seller

Buyer (____) (____) and Seller (____) (____) acknowledge receipt of a copy of this page, which is Page 3 of 7 Pages.
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advising each of them of the sale of the Property and, if applicable, the transfer of its contract, and any assignable warranties or guarantees received or held by Seller from any manufacturer, contractor, subcontractor, or material supplier in connection with the Property; current copies of the condominium documents, if applicable; assignments of leases, updated rent roll; tenant and lender estoppel letters; assignments of permits and licenses; corrective instruments; and letters notifying tenants of the change in ownership/rental agent. If any tenant refuses to execute an estoppel letter, Seller will certify that information regarding the tenant's lease is correct. If Seller is a corporation, Seller will deliver a resolution of its Board of Directors authorizing the sale and delivery of the deed and certification by the corporate Secretary certifying the resolution and setting forth facts showing the conveyance conforms to the requirements of local law. Seller will transfer security deposits to Buyer. Buyer will provide the closing statement, mortgages and notes, security agreements, and financing statements.

(d) Taxes and Prorations: Real estates taxes, personal property taxes on any tangible personal property, bond payments assumed by **Buyer**, interest, rents, association dues, insurance premiums acceptable to **Buyer**, and operating expenses will be prorated through the day before closing. If the amount of taxes for the current year cannot be ascertained, rates for the previous year will be used with due allowance being made for improvements and exemptions. Any tax proration based on an estimate will, at request of either party, be readjusted upon receipt of current year's tax bill; this provision will survive closing. TAXES WILL BE PAID WHEN DUE.

(e) Special Assessment Liens: Certified, confirmed, and ratified special assessment liens as of the Closing Date will be paid by **Seller**. If a certified, confirmed, or ratified special assessment is payable in installments, **Seller** will pay all installments due and payable on or before the Closing Date, with any installment for any period extending beyond the Closing Date prorated, and **Buyer** will assume all installments that become due and payable after the Closing Date. **Buyer** will be responsible for all assessments of any kind which become due and owing after Closing Date, unless an improvement is substantially completed as of Closing Date. If an improvement is substantially completed as of the Closing Date but has not resulted in a lien before closing, **Seller** will pay the amount of the last estimate of the assessment.

(f) Foreign Investment in Real Property Tax Act (FIRPTA): If **Seller** is a "foreign person" as defined by FIRPTA, **Seller** and **Buyer** agree to comply with Section 1445 of the Internal Revenue Code. **Seller** and **Buyer** will complete, execute, and deliver as directed any instrument, affidavit, or statement reasonably necessary to comply with the FIRPTA requirements, including delivery of their respective federal taxpayer identification numbers or Social Security Numbers to the closing agent. If **Buyer** does not pay sufficient cash at closing to meet the withholding requirement, **Seller** will deliver to **Buyer** at closing the additional cash necessary to satisfy the requirement.

10. ESCROW AGENT: Seller and Buyer authorize Escrow Agent (Agent) to receive, deposit, and hold funds and other property in escrow and, subject to collection, disburse them in accordance with the terms of this Contract. The parties agree that Agent will not be liable to any person for misdelivery of escrowed items to **Seller** or **Buyer**, unless the misdelivery is due to Agent's willful breach of this Contract or gross negligence. If Agent has doubt as to Agent's duties or obligations under this Contract, Agent may, at Agent's option, (a) hold the escrowed items until the parties mutually agree to its disbursement or until a court of competent jurisdiction or arbitrator determines the rights of the parties or (b) deposit the escrowed items with the clerk of the court having jurisdiction over the matter and file an action in interpleader. Upon notifying the parties of such action, Agent will be released from all liability except for the duty to account for items previously delivered out of escrow. If Agent is a licensed real estate broker, Agent will comply with Chapter 475, Florida Statutes. In any suit in which Agent interpleads the escrowed items or is made a party because of acting as Agent hereunder, Agent will recover reasonable attorney's fees and costs incurred, with these amounts to be paid from and out of the escrowed items and charged and awarded as court costs in favor of the prevailing party.

11. CURE PERIOD: Prior to any claim for default being made, a party will have an opportunity to cure any alleged default. If a party fails to comply with any provision of this Contract, the other party will deliver written notice to the non-complying party specifying the non-compliance. The non-complying party will have __5__ days (5 days if left blank) after delivery of such notice to cure the non-compliance.

12. RETURN OF DEPOSIT: Unless otherwise specified in the Contract, in the event any condition of this Contract is not met and **Buyer** has timely given any required notice regarding the condition having not been met, **Buyer's** deposit will be returned in accordance with applicable Florida laws and regulations.

13. DEFAULT:

(a) In the event the sale is not closed due to any default or failure on the part of **Seller** other than failure to make the title marketable after diligent effort, **Buyer** may either (1) receive a refund of **Buyer's** deposit(s) or (2) seek specific performance. If **Buyer** elects a deposit refund, **Seller** will be liable to Broker for the full amount of the brokerage fee.

(b) In the event the sale is not closed due to any default or failure on the part of **Buyer**, **Seller** ~~may either (1)~~ SHALL AS SELLER'S SOLE AND EXCLUSIVE REMEDY retain all deposit(s) paid or agreed to be paid by **Buyer** as agreed upon liquidated damages, consideration for the execution of this Contract, and

Buyer (___) (___) and Seller (___) (___) acknowledge receipt of a copy of this page, which is Page 4 of 7 Pages.
CO-3 Rev. 10/09 © 2009 Florida Association of REALTORS® All Rights Reserved

in full settlement of any claims, upon which this Contract will terminate ~~or (2) seek specific performance~~. If **Seller** retains the deposit, **Seller** will pay the Brokers named in Paragraph 20 fifty percent of all forfeited deposits retained by **Seller** (to be split equally among the Brokers) up to the full amount of the brokerage fee.

14. ATTORNEY'S FEES AND COSTS: In any claim or controversy arising out of or relating to this Contract, the prevailing party, which for purposes of this provision will include **Buyer**, **Seller** and Broker, will be awarded reasonable attorneys' fees, costs, and expenses.

15. NOTICES: All notices will be in writing and may be delivered by mail, personal delivery, or electronic means. Parties agree to send all notices to addresses specified on the signature page(s). ~~Any notice, document, or item given by or delivered to an attorney or real estate licensee (including a transaction broker) representing a party will be as effective as if given by or delivered to that party.~~

16. DISCLOSURES:

(a) Commercial Real Estate Sales Commission Lien Act: The Florida Commercial Real Estate Sales Commission Lien Act provides that when a broker has earned a commission by performing licensed services under a brokerage agreement with you, the broker may claim a lien against your net sales proceeds for the broker's commission. The broker's lien rights under the act cannot be waived before the commission is earned.

(b) Special Assessment Liens Imposed by Public Body: The Property may be subject to unpaid special assessment lien(s) imposed by a public body. (A public body includes a Community Development District.) Such liens, if any, shall be paid as set forth in Paragraph 9.(e).

(c) Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

(d) Energy-Efficiency Rating Information: Buyer acknowledges receipt of the information brochure required by Section 553.996, Florida Statutes.

17. RISK OF LOSS:

(a) If, after the Effective Date and before closing, the Property is damaged by fire or other casualty, **Seller** will bear the risk of loss and **Buyer** may cancel this Contract without liability and the deposit(s) will be returned to **Buyer**. Alternatively, **Buyer** will have the option of purchasing the Property at the agreed upon purchase price and **Seller** will transfer to **Buyer** at closing any insurance proceeds, or **Seller's** claim to any insurance proceeds payable for the damage. **Seller** will cooperate with and assist **Buyer** in collecting any such proceeds.

(b) If, after the Effective Date and before closing, any part of the Property is taken in condemnation or under the right of eminent domain, or proceedings for such taking will be pending or threatened, **Buyer** may cancel this Contract without liability and the deposit(s) will be returned to **Buyer**. Alternatively, **Buyer** will have the option of purchasing what is left of the Property at the agreed upon purchase price and **Seller** will transfer to the **Buyer** at closing the proceeds of any award, or **Seller's** claim to any award payable for the taking. **Seller** will cooperate with and assist **Buyer** in collecting any such award.

18. ASSIGNABILITY; PERSONS BOUND: This Contract may be assigned to a related entity, and otherwise ☒ is not assignable ☐ is assignable. The terms "Buyer," "Seller" and "Broker" may be singular or plural. This Contract is binding upon **Buyer**, **Seller** and their heirs, personal representatives, successors and assigns (if assignment is permitted).

19. MISCELLANEOUS: The terms of this Contract constitute the entire agreement between **Buyer** and **Seller**. Modifications of this Contract will not be binding unless in writing, signed and delivered by the party to be bound. Signatures, initials, documents referenced in this Contract, counterparts and written modifications communicated electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. This Contract will be construed under Florida law and will not be recorded in any public records.

Buyer (____) (____) and Seller (____) (____) acknowledge receipt of a copy of this page, which is Page 5 of 7 Pages.

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20. BROKERS: Neither Seller nor Buyer has used the services of, or for any other reason owes compensation to, a licensed real estate Broker other than:

(a) Seller's Broker: Coldwell Banker M. M. Parrish Realtors (Company Name), Todd Rainsberger (Licensee),

3870 NW 83rd Street Gainesville, FL 32606 (Address, Telephone, Fax, E-mail),

who ☐ is a single agent ☒ is a transaction broker ☐ has no brokerage relationship and who will be compensated by ☒ Seller ☐ Buyer ☐ both parties pursuant to ☐ a listing agreement ☐ other (specify) ______

(b) Buyer's Broker: Coldwell Banker M. M. Parrish Realtors (Company Name), Todd Rainsberger (Licensee),

______ (Address, Telephone, Fax, E-mail),

who ☐ is a single agent ☒ is a transaction broker ☐ has no brokerage relationship and who will be compensated by ☒ Seller's Broker ☐ Seller ☐ Buyer ☐ both parties pursuant to ☐ an MLS offer of compensation ☐ other (specify) ______

(collectively referred to as "Broker") in connection with any act relating to the Property, including but not limited to inquiries, introductions, consultations, and negotiations resulting in this transaction. Seller and Buyer agree to indemnify and hold Broker harmless from and against losses, damages, costs and expenses of any kind, including reasonable attorneys' fees at all levels, and from liability to any person, arising from (1) compensation claimed which is inconsistent with the representation in this Paragraph, (2) enforcement action to collect a brokerage fee pursuant to Paragraph 10, (3) any duty accepted by Broker at the request of Seller or Buyer, which is beyond the scope of services regulated by Chapter 475, Florida Statutes, as amended, or (4) recommendations of or services provided and expenses incurred by any third party whom Broker refers, recommends, or retains for or on behalf of Seller or Buyer.

21. OPTIONAL CLAUSES: (Check if any of the following clauses are applicable and are attached as an addendum to this Contract):

☐ Arbitration	☒ Seller Warranty	☐ Existing Mortgage
☒ Section 1031 Exchange	☐ Coastal Construction Control Line	☐ Buyer's Attorney Approval
☒ Property Inspection and Repair	☐ Flood Area Hazard Zone	☐ Seller's Attorney Approval
☐ Seller Representations	☒ Seller Financing	☐ Other ______

22. ADDITIONAL TERMS:

* Seller will allow immediate access to Buyer but, prior to closing, no alterations of any kind can be made without the Seller's written approval
* Buyer agrees to make all improvements at their expense
* Buyer's first full mortgage payment shall be due on 1/1/11, but Buyer agrees to pay $750/month (interest only) beginning 10/1/10 until 12/31/10.
*Coldwell Banker agrees to contribute $2250 of the real estate commission toward Seller's closing costs.
*IMPROVEMENTS AND EQUIPMENT TO BE INSTALLED IN THE BUILDING WILL REMAIN WITH THE BUILDING FOR THE DURATION OF THE MORTGAGE.

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING. BROKER ADVISES BUYER AND SELLER TO VERIFY ALL FACTS AND REPRESENTATIONS THAT ARE IMPORTANT TO THEM AND TO CONSULT AN APPROPRIATE PROFESSIONAL FOR LEGAL ADVICE (FOR EXAMPLE, INTERPRETING CONTRACTS, DETERMINING THE EFFECT OF LAWS ON THE PROPERTY AND TRANSACTION, STATUS OF TITLE, FOREIGN INVESTOR REPORTING REQUIREMENTS, ETC.) AND FOR TAX, PROPERTY CONDITION, ENVIRONMENTAL AND OTHER ADVICE. BUYER ACKNOWLEDGES THAT BROKER DOES NOT OCCUPY THE PROPERTY AND THAT ALL REPRESENTATIONS (ORAL, WRITTEN OR OTHERWISE) BY BROKER ARE BASED ON SELLER REPRESENTATIONS OR PUBLIC RECORDS UNLESS BROKER INDICATES PERSONAL VERIFICATION OF THE REPRESENTATION. BUYER AGREES TO RELY SOLELY ON SELLER, PROFESSIONAL INSPECTORS AND GOVERNMENTAL AGENCIES FOR VERIFICATION OF THE PROPERTY CONDITION, SQUARE FOOTAGE AND FACTS THAT MATERIALLY AFFECT PROPERTY VALUE.

Buyer (____) (____) and Seller (____) (____) acknowledge receipt of a copy of this page, which is Page 6 of 7 Pages.
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291 Each person signing this Contract on behalf of a party that Is a business entity represents and warrants to the other party that
292 such signatory has full power and authority to enter into and perform this Contract in accordance with its terms and each person
293 executing this Contract and other documents on behalf of such party has been duly authorized to do so.

294	/s/ Jeffrey L. Tate	Date: 10 August 2010
295	(Signature of Buyer)

296	Jeffrey L. Tate	Tax ID No.:
297	(Typed or Printed name of Buyer)

298	President and COO	Telephone: 386-454-0887

299		Date:
300	(Signature of Buyer)
Tax ID No.:
301
302	(Typed or Printed name of Buyer)	Telephone:

303	Title:

304	Buyer’s Address for purpose of notice: 27317 NW 78th Avenue High Springs, FL 32643

305	Facsimile: 385-454-8134

306	/s/ Damon Stone	Date: 8-12-2010
307	(Signature of Seller)

308	Damon Stone	Tax ID No.:
309	(Typed or Printed name of Seller)

310		Telephone:

311	/s/ Danielle Stone	Date:
312	(Signature of Seller)
Tax ID No.:
313	Danielle Stone
314	(Typed or Printed name of Seller)	Telephone:

313	Title:

316	Buyer’s Address for purpose of notice: 16566 NW 129TH Terrace Alachua, FL 32615

317	Facsimile:

The Florida Association of REALTORS® makes no representation as to the legal validity or adequacy of any provision of this form In any specific transaction, Ills standardized form should not be used In complex transactions or with extensive riders or additions. This form is available for use by the entire real estate Industry and is not Intended to Identity the user as a REALT0e. REALTOR' is a registered collective membership mark which may be used only by real estate licensees who are members of the NATIONAL ASSOCIATION OF REALTORS' and who subscribe to Its Code of Ethlcs.

The copyright laws of the united States (17 U.S. Code) forbid the unauthorized reproduction of this form by any means including facsimile or computerized forms.

Commercial Contract Optional Clauses

Addendum No. 1 to the Commercial Contract between Damon and Danielle Stone ("Seller") and Nano Sonic Products, Inc. (CTDH) or assigns ("Buyer") concerning the sale and purchase of the Property described as: 14120 NW 126th Terrace Alachua, FL

The clauses below shall be incorporated into the Contract referenced above only if initialed by all parties:

Seller Initials **Buyer Initials**

(A) __________; __________ **ARBITRATION:** Any controversy or claim arising out of or relating to this Contract, or the breach thereof, shall be settled by neutral binding arbitration in __________ County, Florida, in accordance with the rules of (name of organization) ____________________ and not by any court action except as provided by Florida law for judicial review of arbitration proceedings. Any court having appropriate jurisdiction may enter judgment upon the award rendered by the arbitrator(s). Filing a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction or other provisional remedies shall not constitute a waiver of the right to arbitrate under this paragraph. Any claims or disputes with or against real estate agents participating in this transaction shall be submitted to arbitration under this provision only with the written consent and joinder of the agent's Broker. In connection with any arbitration or litigation between the parties, the prevailing party shall be entitled to recover all fees, costs, and expenses, including reasonable attorneys' fees, arbitrators' fees and administrative fees of arbitration.

(B) __________; LL \\ — **SECTION 1031 EXCHANGE:** ☒ **Buyer** ☐ **Seller** requests a Section 1031 tax deferred exchange in connection with this transaction. The parties agree to cooperate in effecting the exchange in accordance with Section 1031 of the Internal Revenue Code, including execution of any documents that may be reasonably necessary to effect the exchange; provided that (1) the party requesting the exchange shall bear all additional costs incurred in connection with the exchange, (2) the non-requesting party shall not be obligated to delay the closing or to execute any note, contract, or other document providing for any personal liability which would survive the exchange. DS

(C) __________; LL \\ — **PROPERTY INSPECTION AND REPAIR:** ~~Paragraph 7 of the Contract is deleted. Seller~~ shall grant reasonable access to the Property to **Buyer**, its agents, contractors and assigns for the purpose of conducting the inspections described below; provided, however, that all such persons enter the Property and conduct the inspections at their own risk. **Buyer** shall indemnify and hold **Seller** harmless from losses, damages, costs, claims and expenses of any nature, including attorneys' fees, and from liability to any person, arising from the conduct of any and all inspections or work authorized by **Buyer**. **Buyer** shall not engage in any activity that could result in a mechanics lien being filed against the Property without **Seller's** prior written consent. In the event this transaction does not close, **Buyer** shall, at **Buyer's** expense, (1) repair all damages to the Property resulting from the inspections and return the Property to its present condition, and (2) release to **Seller** copies of all reports and other work generated as a result of the inspections. **Seller** has no duty to make repairs except to those defects and conditions reported by **Buyer** in writing prior to 5:00 p.m. on the date the applicable Inspection Period expires. **Seller** makes no warranties other than marketability of title. (Check if applicable):

☐ **(1) Structure and Systems:** Within _____ days from Effective Date ("Inspection Period"), **Buyer** shall, at **Buyer's** expense, have a certified general contractor or engineer make inspections which **Buyer** deems necessary to determine the condition of all structures and systems, including roof; exterior walls; foundation; major appliances; electrical, HVAC, plumbing, and sewer, septic and well systems; pool and pool equipment; parking lot; fences; and seawall or other retaining structures on the Property except ____________________. **Seller** shall have _____ days from the date **Seller** receives **Buyer's** written report to obtain repair or replacement estimates from a licensed building or general contractor. If the cost to correct the defects does not exceed _____% of the purchase price ("Structural Repair Limit"), **Seller** shall have the defects repaired in a workmanlike manner by an appropriately licensed contractor. If the cost to correct the defects exceeds the Structural Repair Limit, either party may elect to pay the excess, failing which either party may terminate this Contract.

☐ **(2) Environmental Hazards:** Within ______ days from Effective Date ("Inspection Period"), **Buyer** shall, at ☐ **Buyer's** ☐ **Seller's** expense, apply for a Phase I inspection to be conducted by an environmental engineer. **Buyer** shall deliver to **Seller** a copy of all resulting environmental reports. If a lender requires a Phase II or III investigation, **Buyer** shall deliver written notice of the requirement to **Seller** and **Seller** may elect, within ______ days from receipt of the notice, to conduct the investigation at (check one) ☐ **Seller's** ☐ ~~**Buyer's** expense. If **Seller** elects not to conduct the investigation, either party may terminate this Contract. If **Seller** elects to conduct the~~

Buyer (LL) (—) and **Seller** (___) (DS) acknowledge receipt of a copy of this page, which is page 1 of 3 Pages.

Investigation, Seller will pay for and make corrective measures required by law. If remediation is necessary, Seller shall have ______ days to complete the cleanup ("Cleanup Period"). If remediation is completed within Cleanup Period, then Seller shall deliver written notice to Buyer within 3 days after cleanup completion, and the parties will close the transaction on Closing Date, or, if Closing Date has passed within 10 days from Buyer's receipt of Seller's notice. If Seller is unable to complete remediation within Cleanup Period, Seller will deliver written notice to Buyer within 3 days after this determination is made and Buyer will within 10 days from receipt of Seller's notice either cancel this Contract or accept the property in current condition and shall close on Closing Date, or, if Closing Date has passed within 10 days from Buyer's receipt of Seller's notice with costs of completing the remediation being held in escrow at closing.

☐ (3) **Wood Destroying Organism Inspection:** "Wood destroying organism" means arthropod or plant life which may damage the wood in a structure, as defined in Section 482.021(27), Florida Statutes. Within ______ days from Effective Date ("Inspection Period"), **Buyer** shall, at **Buyer's** expense, have the Property inspected by a Florida-licensed pest control business to determine the presence in the improvements of past or present infestation and damage caused by infestation. Seller shall have _____ days from receipt of **Buyer's** written report to obtain repair estimates from a licensed building or general contractor and treatment estimates from a licensed pest control business. Seller shall treat and repair the Property if the cost to do so does not exceed _____% of the purchase price ("Termite Repair Limit"). If the cost of treatment and repair exceeds the Termite Repair Limit, either party may elect to pay the excess, failing which either party may terminate this Contract. If there is no evidence of live infestation and the Property is covered by a full treatment warranty, Seller shall transfer the warranty to Buyer at closing and shall not be obligated to treat the Property.

Seller shall deliver the Property to **Buyer** at the time agreed in its present condition, ordinary wear and tear and repairs made pursuant to this Paragraph excepted, and shall maintain the landscaping and grounds in a comparable condition. Walk-through Inspection: **Buyer** may, on the day prior to closing or any other time mutually agreeable to the parties, conduct a final "walk-through" inspection of the Property to determine compliance with this paragraph and to ensure that all Property is on the premises. No new issues may be raised as a result of the walk through.

Seller Initials **Buyer Initials**

(D)____________; ____________ **SELLER REPRESENTATIONS:** Seller shall, within ______ days from Effective Date and at Seller's expense, deliver to **Buyer** current copies of the rent roll; leases; notes and mortgages; existing title reports or policies; surveys; permits and certificates of occupancy; certified income and expense statements for the period January 1, _______ through December 31, _______, as Evidence that the Property generated income of $_______________ against expenses of $_______________; and agreements with third parties that will remain in effect after closing. **Buyer** may terminate this Contract by written notice to Seller within ______ days after receipt of the above documents if the statements differ materially from **Seller's** representations. If **Buyer** fails to provide timely written notice, **Buyer** shall be deemed to waive this contingency.

(E) [initials] ______; [initials] \ —— **SELLER WARRANTY:** Seller warrants that **Seller** has no knowledge of (1) notice of city, county, state, federal, building, zoning, fire, or health codes, regulations or ordinances filed or issued against the Property, (2) current pending lawsuit(s), investigation(s), inquiry(ies), action(s), or other proceeding(s) or the right to use and occupy the Property, (3) unsatisfied construction liens, (4) incompatibility of property with land use plans (5) tenants in bankruptcy, or (6) special assessments, condemnation, eminent domain, change in grade of public streets affecting the Property or similar proceedings affecting the Property. If **Seller** is notified of any of the above matters prior to closing, **Seller** shall notify **Buyer** in writing within __3__ days. If **Buyer** requires the matter to be corrected prior to closing, **Buyer** shall notify **Seller** in writing within __10__ days from receipt of **Seller's** notice. **Buyer's** failure to provide timely notice shall be deemed acceptance of the Property with the matter as it then exists. If **Seller** is unable or unwilling to correct the matter prior to closing, **Buyer** may terminate this Contract. Seller warrants that, as of Effective Date, execution of this Contract and delivery of title is not a violation or breach of any agreement or judgment to which **Seller** is a party.

(F)____________; ____________ **COASTAL CONSTRUCTION CONTROL LINE:** All or part of the Property is located seaward of the Coastal Construction Control Line as defined in Section 161.053, Florida Statutes, and is therefore subject to government regulation. Florida law requires Seller to provide **Buyer** with an affidavit, or a survey meeting the requirements of Chapter 472 of the Florida Statutes, delineating the location of the CCCL on the Property at or prior to closing, unless **Buyer** waives this requirement in writing. The property being purchased may be subject to coastal erosion and to federal, state, or local regulations that govern coastal property, including the delineation of the coastal construction control line, rigid coastal protection structures, beach nourishment, and the protection of marine turtles. Additional information can be obtained from the Florida Department of Environmental Protection, including whether there are significant erosion conditions associated with the shoreline of the property being purchased. **Buyer** ☐ waives the right to receive a CCCL affidavit or survey. ☐ requests a CCCL affidavit or survey within the time allowed for Seller to deliver title evidence.

FURTHER, THE PROPERTY IS NOT PRESENTLY OCCUPIED OR SUBJECT TO ANY LEASE OR OCCUPANCY AGREEMENT. THE PROPERTY IS NOT SUBJECT TO ANY AGREEMENTS OR CONTRACTS NOT CANCELABLE ON 30 DAYS NOTICE FROM SELLER OR SUCCESSOR IN OWNERSHIP.

Buyer ( ) ( ) and Seller ( ) ( ) acknowledge receipt of a copy of this page, which is page 2 of 3 Pages.

PREPARED BY SELLER AND

AND BUYER

Seller Initials Buyer Initials

(G)____________; ____________ **FLOOD AREA HAZARD ZONE:** The Property is located in a ☐ Special Flood Hazard Area ☐ Coastal High Hazard Area. Flood insurance on structures may be required as a condition of financing. If the first year premium of flood insurance required by a lender exceeds $__________ per year, **Buyer** may terminate this Contract unless ~~either party elects, within _____ days of notification of the excess amount, to pay the excess. In addition, there may be restrictions~~ on rebuilding in the event of casualty or substantial modification to the structure. **Buyer** is advised to verify all such restrictions with the appropriate government agencies. **Seller's** flood insurance policy ☐ is ☐ is not transferable to or assumable by **Buyer.**

(H)____________; LL \\ — **SELLER FINANCING:** **Buyer** shall execute a purchase money note and _____ mortgage to **Seller** in the amount of $ **440,000**, due **5 years from closing**, bearing annual interest at **5.375**% and payable as follows: **Monthly payments starting 1/1/11 with 20 year amortization and no pre-payment penalty**.
The mortgage, note and any security agreement shall be in a form acceptable to **Seller**, but shall contain only clauses generally utilized by lending institutions in the county where the Property is located and shall provide for (1) a late payment fee, (2) acceleration at **Seller's** option in the event **Buyer** defaults, (3) the right to prepay without penalty all or part of the principal at any time(s) with interest only to date of payment, (4) the loan to be ☒ due on conveyance or sale ☐ assumable with mortgagee's consent, which may not be unreasonably withheld and (5) **Buyer** to keep the Property insured against loss by fire (and flood, if Property is in a flood zone) with extended coverage in an amount not less than the amount of the purchase money mortgage and note. **Buyer** shall furnish credit, employment, and financial information reasonably required by **Seller.** Within _____ days from receipt of all requested information, **Seller** shall deliver written notice to **Buyer** of **Seller's** decision to provide this financing. **Seller** shall not unreasonably withhold approval of this financing. DOCUMENTS SHALL BE PREPARED AND AGREED TO WITHIN THE DUE DILIGENCE PERIOD.

(I)____________; ____________ **EXISTING MORTGAGE:** **Seller** shall, within _____ days from Effective Date, deliver to **Buyer** a copy of the mortgage and an estoppel letter from the lender stating principal balance and accrued interest, maturity date, time and method of payments, interest rate and status of mortgage. **Buyer** shall have _____ days from receipt of lender's statement to examine the mortgage and approve the terms of the loan. **Buyer** shall not unreasonably withhold approval. If mortgage contains a due on sale or conveyance clause, **Seller** shall, at **Buyer's** expense, obtain lender's consent to the assumption within _____ days from Effective Date. Any variance in the mortgage will be adjusted in the balance due at closing with no adjustment to purchase price; however, **Seller** shall not prepay any portion of the mortgage without **Buyer's** consent. **Buyer** shall purchase **Seller's** escrow account dollar for dollar.

☐ **(1) First Mortgage: Buyer** shall assume and take title subject to the existing first mortgage, LN# ______________ in favor of ____, having an approximate present principal balance of $______________ payable $______________ per month including principal, interest, other ______________________________, and having a ☐ fixed ☐ other (describe) ______________________________ interest rate of ______%, which ☐ will ☐ will not escalate upon assumption. Additional terms: ______________________________

☐ **(2) Second Mortgage: Buyer** shall assume and take title subject to the existing second mortgage, LN# ______________ in favor of ____, having an approximate present principal balance of $______________ payable $______________ per month including principal, interest, other ______________________________, and having a ☐ fixed ☐ other (describe) ______________________________ interest rate of _____%, which ☐ will ☐ will not escalate upon assumption. Additional terms: ______________________________

(J)____________; ____________ **BUYER'S ATTORNEY APPROVAL:** This Contract is contingent upon **Buyer's** attorney approving the Contract. **Buyer** may terminate the Contract and receive a return of the deposits if **Buyer's** attorney disapproves the Contract and **Buyer** notifies **Seller** in writing within **5** days (5 days if left blank) after Effective Date.

K)____________; ____________ **SELLER'S ATTORNEY APPROVAL:** This Contract is contingent upon **Seller's** attorney approving the Contract. **Seller** may terminate the Contract and the deposit will be returned to **Buyer** if **Seller's** attorney disapproves the Contract and **Seller** notifies **Buyer** in writing within **5** days (5 days if left blank) after Effective Date.

Buyer (LL) (___) and **Seller** (___) (___) acknowledge receipt of a copy of this page, which is page 3 of 3 Pages.

CC-5 Rev. 10/09 © Florida Association of REALTORS® All Rights Reserved

AGREEMENT

Between Nano Sonic-Products Inc. (Buyer) and-Damon and Danielle Stone(Seller)

In conjunction with the purchase of the warehouse property at 14120 NW 126th Terrace in Alachua, FL:

1.	Buyer agrees to hire Seller's daughter, Tamara, if she Is an acceptably qualified candidate for an available position (at Buyer's sole discretion).

2.
Buyer agrees to utilize Seller to provide landscaping service provided 1) Seller agrees to maintain the grounds to Buyer's standard and 2) both parties agree on price (the minimum price Is $250/month).

BUYER   /s/  Jeffrey L. Tate

Date   10 August 2010

Seller  /s/ Damon Stone      /s/  Danielle Stone

Date  8-12-2010